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Exhibit 5.1

250 West 55th Street New York, NY 10019-9710 +1 212 836 8000 main +1 212 836 8689 fax

May 17, 2016

Spirit Aerosystems Holdings, Inc.
Spirit AeroSystems, Inc.
3801 South Oliver
Wichita, Kansas 67210

  Re:
  Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration by Spirit AeroSystems Holdings, Inc., a Delaware corporation (the "Holdings") and Spirit AeroSystems, Inc., a wholly-owned subsidiary of Holdings ("Spirit", and together with Holdings, "the Company"), of (i) debt securities (the "Debt Securities") having an indeterminate aggregate initial offering price and (ii) guarantees of the Debt Securities by certain of Spirit's subsidiaries (the "Guarantees"). The Debt Securities are to be issued pursuant to an indenture, a form of which has been filed as an exhibit to the Registration Statement (the "Indenture"), which is to be entered into between Spirit and the trustee (the "Trustee"). The Indenture may be supplemented, as applicable, in connection with the issuance of each series of Debt Securities by a supplemental indenture or other appropriate action of the Company creating such series.

        We are acting as counsel for the Company in connection with the registration for sale by the Company of the Debt Securities and the Guarantees, if any, thereof. We have examined a signed copy of the Registration Statement to be filed with the Commission. We have also examined and relied upon (i) the Certificates of Incorporation and By-Laws of Holdings and Spirit, each as restated and/or amended to date, (ii) resolutions adopted by the boards of directors of Holdings and Spirit, relating to, among other matters, the approval of the filing of the Registration Statement and (iii) originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

        In connection with this opinion, we have assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), relating to the Debt Securities will have become and remain effective under the Securities Act and will comply with all applicable laws; (b) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered for sale thereby and any related Guarantees offered thereby in accordance with all applicable laws; (c) all offered Debt Securities and related Guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (d) a definitive underwriting agreement with respect to the offered securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (e) the Trustee will have been qualified under the Trust Indenture Act of 1939, as amended; (f) the Trustee is and will have been duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is and will have been duly qualified to engage in the activities contemplated by the Indenture; (g) the Indenture will have been duly authorized, executed and delivered by, and will constitute the legal, valid and binding obligation of, the Trustee, enforceable against the Trustee in accordance with its terms; (h) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (i) the Trustee will have been in compliance, generally and with respect to acting as a trustee under the

Indenture, with all applicable laws and regulations; (j) the Trustee has and will have the requisite organizational and legal power and authority to perform its obligations under the Indenture; and (k) the Debt Securities (including any Guarantees) will have been duly authenticated by the Trustee in the manner provided in the Indenture.

        Based on and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, we advise you that that:

  1.
  When the Debt Securities and the Indenture have been authorized by appropriate corporate and other applicable authorization; the Indenture has been duly executed by the parties thereto; and the Debt Securities have been executed, authenticated and delivered in accordance with the Indenture against payment therefor, the Debt Securities will be validly issued and will constitute binding obligations of the Company, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

  2.
  When the Guarantees and the Indenture have been authorized by appropriate corporate and other applicable authorization; the Indenture has been duly executed by the parties thereto; and the Guarantees have been executed, authenticated and delivered in accordance with the Indenture against payment therefor, the Guarantees will be validly issued and will constitute binding obligations of the Guarantors, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York, and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

        In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Debt Securities.

        In rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

        We note that, as of the date of this opinion, a judgment for money in an action based on Debt Securities and Guarantees denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which the particular Debt Securities and Guarantees are denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on Debt Securities and Guarantees would be required to render such judgment in the foreign currency in which the Debt Securities and Guarantees are denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

        We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states. We undertake no responsibility to update or supplement this opinion in response to changes in law or future events or other circumstances.

        This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

        This opinion is rendered solely for your benefit and may not be used, circulated, quoted relied upon or otherwise referred to by any other person for any other purpose without our prior written consent.

        We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" therein. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
KAYE SCHOLER LLP
/s/ Kaye Scholer LLP

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  Exhibit 5.1
May 17, 2016